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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated January 29, 1999, except as to Note 15, which is as of February 12, 1999, relating to the financial statements of Mpath Interactive, Inc., which is contained in the Registration Statement (Form S-1 No. 333-72437). We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

San Jose, CA
April 28, 1999